SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                         __________________________________

                                  FORM S-8

                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933
                          _________________________________


                              OXFORD INDUSTRIES, INC.
               (Exact name of registrant as specified in its charter)

        Georgia                                    58-0831862
   (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)              Identification No.)


                             222 Piedmont Avenue, N.E.
                             Atlanta, Georgia  30308
                    (Address, including zip code, of registrant's
                            principal executive offices)


                  Oxford Industries, Inc. 1992 Stock Option Plan

                             (Full Title of the Plans)

                                J. Hicks Lanier
                  Chairman of the Board of Directors and President
                             Oxford Industries, Inc.
                             222 Piedmont Avenue, N.E.
                             Atlanta, Georgia  30308
                    (Name and address of agent for service)

                                (404) 659-2424
                   (Telephone number, including area code, of
                                agent for service)

                        CALCULATION OF REGISTRATION FEE


Title of     |Amount    | Proposed Maximum |  Proposed Maximum   |  Amount of
Securities to|to be     |  Offering Price  |      Aggregate      |Registration
be Registered|Registered|   Per Share(1)   |  Offering Price(1)  |     Fee
______________________________________________________________________________
Common Stock,|          |                  |                     |
par value    |          |                  |                     |
$1.00 per    |          |                  |                     |
 share       |500,000   |                  |                     |
             | shares   |$16 15/16         |   $8,468,750        |   $2,921
______________________________________________________________________________
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of Common Stock of Oxford Industries, Inc. as reported on the New York Stock Exchange on November 2, 1995.

                                  PART II


                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              This Registration Statement on Form S-8 relates to up to an additional 500,000 shares of common stock, par value $1.00 per share ("Common Stock"), of Oxford Industries, Inc. (the "Company") to be issued to employees of the Company pursuant to the Oxford Industries, Inc. 1992 Stock Option Plan.


         Item 3.   Incorporation of Certain Documents by Reference

              The following documents have been previously filed by Oxford Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference into this Registration Statement as of their respective dates:

              (1) The Company's latest Annual Report to the Commission on Form 10-K for the year ended June 2, 1995 ("Annual Report").

              (2)  All reports filed by the Company pursuant to
                   Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 3, 1995.

              (3) The description of the Company's Common Stock contained in the Registration Statement filed under Section 12 of the Exchange Act.

              All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold.

         Item 4.   Description of Securities


                   Not Applicable

         Item 5.   Interest of Named Experts and Counsel.

                   Not Applicable

        Item 6.   Indemnification of Directors and Officers.

              The Company's Articles of Incorporation eliminate, to the fullest extent permitted by applicable law, the personal liability of directors to the Company or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director. The Georgia Business Corporation Code currently provides that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper personal benefit.

              Under Article VI of the Company's Bylaws, each person who is now, has been, or who shall hereafter become a director or officer of the Company, whether or not then in office, shall be indemnified by the Company against all costs and expenses reasonable incurred by or imposed upon him in connection with or resulting from any demand, action, suit or proceedings or threat thereof, to which he may be made a party as a result or be reason of his being or having been a director or officer of the Company or of any other corporation which he serves as a director or officer at the request of the Company, except in relation to matters as to which a recovery shall be had against him or penalty imposed upon him by reason of his having been finally adjudged in such action, suit or proceedings to have been derelict in the performance of his duties as such director or officer. The foregoing right to indemnify shall include reimbursement of the amounts and expenses paid in settling the any such demand, suit or proceedings or threat thereof when settling the same appears to the Board of Directors or the Executive Committee to be in the best interest of the Company, and shall not be exclusive of other rights to which such director or officer may be entitled as a matter of law.

              The Company's directors and executive officers are insured against damages from actions and claims incurred in the course of performing duties, and the Company is insured against expenses incurred in defending lawsuits arising from certain alleged acts against directors and executive officers.

         Item 7.   Exemptions from Registration Claimed

                   Not applicable.

         Item 8.   Exhibits

                   4.1  -  Articles of Incorporation of the Company
                           incorporated by reference to Exhibit 3 (A) to the Company's Form 10-Q for the fiscal quarter ended August 28, 1992.

                   4.2  -  Bylaws of the Company incorporated by reference
                           to Exhibit 3(B) to the Company's Form 10-K for the fiscal year ended June 3, 1994.

                   5.1  -  Opinion by David Ginn.

                   23.1 -  Consent of Arthur Andersen LLP.

                   23.2 -  Consent of David Ginn (included in Exhibit 5.1).

                   99.1 - Oxford Industries, Inc. 1992 Stock Option Plan (incorporated by reference to the Registrant's Proxy Statement dated August 28, 1992.


         Item 9.   Undertakings

              (a)  The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)  to include any prospectus required by
                              Section 10(a)(3) of the Securities Act of
                              1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or
                              Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                              Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                   (2) That for purposes of determining any liability under
                       the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a
                       post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                       EXPERTS

              The financial statements and schedules for each of the three years in the period ended June 2, 1995 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 6th day of November, 1995.


                                       Oxford Industries, Inc.






                                       By: /s/ J. Hicks Lanier*
                                           --------------------
                                           J. Hicks Lanier
                                           Chairman and President, Chief
                                           Executive Officer and Director



              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David K. Ginn and Thomas Caldecot Chubb III and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.














*By power of attorney

              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacity indicated on the 7th day of November, 1995.


         Signature                           Title





        /s/ J. Hicks Lanier*
        -------------------                Chairman and President,
        J. Hicks Lanier                    Chief Executive Officer and
                                           Director




         /s/ Debra A. Pauli*
         ------------------                 Controller and Chief
         Debra A. Pauli                     Accounting Officer




         /s/ Ben B. Blount, Jr.*
         ---------------------              Executive Vice President Planning,
         Ben B. Blount, Jr.                 Finance and Administration Chief
                                            Financial Officer, Director




         /s/ Cecil D. Conlee*
         -------------------                 Director
         Cecil D. Conlee




         /s/ John B. Ellis*
         -----------------                   Director
         John B. Ellis




         /s/ Tom Gallagher*
         -----------------                   Director
         Tom Gallagher





*By power of attorney

         /s/ Clifford M. Kirtland, Jr.*
         -----------------------------       Director
         Clifford M. Kirtland, Jr.




         /s/ J. Reese Lanier*
         -------------------                 Director
         J. Reese Lanier


         /s/ R. William Lee, Jr.*
         -----------------------             Director
         R. William Lee, Jr.




         /s/ Knowlton J. O'Reilly*
         ------------------------            Director
         Knowlton J. O'Reilly


         /s/ Clarence B. Rogers, Jr.*
         ---------------------------          Director
         Clarence B. Rogers, Jr.





         /s/ Robert E. Shaw*
         -------------------                  Director
         Robert E. Shaw




         /s/ E. Jenner Wood*
         ------------------                   Director
         E. Jenner Wood





















*By power of attorney